UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2014

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Consulting Agreement with Former Chief Executive Officer

On August 25, 2014, Affinity Gaming (“Affinity”, “we” or “our”) entered into a contract with our former Chief Executive Officer, David D. Ross (the “Ross Consulting Agreement”), under which he will continue to provide services to Hotspur Casinos Nevada, Inc. (“Hotspur”), on our behalf, in relation to our consulting agreement with Hotspur. Under our contract with Mr. Ross, we will pay him a monthly fee of $20,000 through the term of the Hotspur agreement, which ends on March 31, 2015.

We have included the foregoing summary description of the Ross Consulting Agreement to provide investors and security holders with information regarding its terms, and it is qualified in its entirety by reference to the full text of the Ross Consulting Agreement, which we have attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer and Director

On August 20, 2014, our Board of Directors appointed Michael Silberling, 48, as Chief Executive Officer of Affinity and as a member of our Board of Directors. Mr. Silberling brings more than 20 years of senior casino industry management experience to the position of Chief Executive Officer of Affinity.  Most recently, he served as President of Caesars Entertainment’s International Operations, overseeing casinos in England, Scotland, Egypt, Uruguay, Canada, and South Africa.   Previously, Mr. Silberling held senior operating executive positions throughout Northern and Southern Nevada, as well as the Midwest, with the Promus Companies and Harrah’s Entertainment, for which he served as Regional President and as a General Manager. Mr. Silberling has also held positions in Australia and New Zealand with SKYCITY Entertainment Group as General Manager of Australian Operations. A native of Palo Alto, California, Mr. Silberling graduated with a Bachelor of Arts in Economics from Dartmouth College and a Masters in Business Administration from UCLA’s Anderson School of Management. Mr. Silberling brings to our Board of Directors leadership skills, strategic guidance and operational vision from his prior experience in the industry.

Employment Agreement with New Chief Executive Officer

On August 25, 2014, we entered into an executive employment agreement (“Silberling Employment Agreement”) with Mr. Silberling, in connection with his appointment as our Chief Executive Officer.

Pursuant to the Silberling Employment Agreement, we have agreed to employ Mr. Silberling for a term commencing on August 25, 2014. The Silberling Employment Agreement provides for a base salary of $604,000 per year, and an annual bonus of up to 100% of his base salary based on our actual performance with respect to specified objectives for the applicable fiscal year, with a minimum bonus of $165,000 for the remainder of 2014. Before the end of the third quarter of 2014, Mr. Silberling will be granted options to purchase 40,625 shares of our common stock, and will also be granted 40,000 restricted shares of our common stock. The stock options will vest in equal installments on each of the first three anniversaries of the effective date of the Silberling Employment Agreement and the restricted shares of our common stock will vest in equal installments on each of March 31, 2015, 2016 and 2017. Mr. Silberling will also be granted options to purchase 162,500 shares of our common stock in the first quarter of each of 2015, 2016 and 2017. Such stock options will vest in equal installments on March 31 of each of the three consecutive calendar years following the date of the award, with 50% of the stock options vesting based on achievement of performance objectives and 50% of the stock options vesting based on Mr. Silberling’s continued employment with us. If a binding agreement for our sale or the sale of substantially all of our assets is entered into during Mr. Silberling’s employment with us at a price of $22.50 per share or greater, Mr. Silberling will be granted 35,000 restricted shares to vest immediately upon the closing of such sale transaction. Mr. Silberling shall also receive a one-time signing bonus of $150,000 (less certain reimbursed relocation expenses). The Silberling Employment Agreement also provides certain other benefits and perquisites in addition to those made available to our management generally, including payment or reimbursement of certain relocation expenses in connection with Mr. Silberling’s relocation to the Las Vegas, Nevada area.

In the event we terminate the Silberling Employment Agreement for “cause”, or if Mr. Silberling terminates the Silberling Employment Agreement due to death, disability or resignation, he will receive (i) earned but unpaid base salary, (ii) accrued and unused paid time off, (iii) reimbursement for incurred but unpaid expenses, and (iv) vested rights to other benefits. In the event we terminate the Silberling Employment Agreement without “cause”, or if Mr. Silberling terminates the Silberling Employment Agreement for good reason, he will receive (a) continuation of base salary through the effective date of termination, (b) the continued payment of his base salary from the date of termination for one year, (c) continued medical coverage under our group medical plan, (d) any bonus payable pursuant to the Silberling Employment Agreement for the calendar year immediately preceding the year in which the termination occurs and, with respect to the 2014 calendar year only, the minimum bonus set forth therein, and (e) immediate vesting of his then unvested stock options and restricted shares of our common stock that would have vested based on continued service to us.

Mr. Silberling has agreed to certain restrictive covenants during the term of his employment and for specified periods following termination, including but not limited to not divulging confidential information, assigning all intellectual property conceived or developed by Mr. Silberling during the term of his employment arising from the course of his employment with us, noninterference with business relationships, noncompetition and nonsolicitation. Mr. Silberling cannot engage in competition with us or own any interest in or perform any services for any business engaged in competition with us in the specified restricted area for a period of at least twelve months after the termination of his employment with us.

We have included the foregoing summary description of the Silberling Employment Agreement to provide investors and security holders with information regarding their terms, and it is qualified in its entirety by reference to the full text of the Silberling Employment Agreement, which we have attached as Exhibit 10.2 and incorporated herein by reference.

Appointment of New Directors

In addition to Mr. Silberling’s appointment to our Board of Directors as described above, on August 25, 2014, our Board of Directors appointed three persons to serve as directors on our Board until our 2015 annual meeting of stockholders. The new directors are:

James J. Zenni, Jr.

Mr. Zenni, 59, will serve as a member of our Board of Directors. Mr. Zenni is President, Chief Executive Officer and Managing Principal of Z Capital Partners LLC, and is responsible for all portfolio management and business operations. Prior to Z Capital, Mr. Zenni was Managing Principal and co-founder of Black Diamond Capital Management, L.L.C. Mr. Zenni also served as a Managing Director at Kidder Peabody & Co. Inc. Mr. Zenni is currently a member of the board of directors for Mrs. Fields Famous Brands, LLC, Neways Holdings, Ltd., Real Mex Restaurants and MSD Automotive, all of which are private companies, and he was previously a member of the board of directors of Automotive Aftermarket Group, LLC, Bayou Steel Corporation, Smarte Carte Corporation and Sun World International, LLC, all of which were or are portfolio companies of Z Capital Partners LLC. He graduated from Xavier University with a Bachelor of Science degree in economics and attended Xavier University Graduate School of Business and University of Vienna School of Economics and Business Administration. Mr. Zenni has been "found suitable” or licensed by the gaming commissions of Nevada, Missouri, Iowa, Colorado and Florida. Mr. Zenni will immediately begin serving on our Board of Directors.

Andrei Scrivens

Mr. Scrivens, 43, will serve as a member of our Board of Directors. Mr. Scrivens is a Managing Director of Z Capital Partners LLC and leads its investment activities in gaming, hospitality and leisure. He has over twenty years of experience as an investor, operator and advisor to companies requiring turnaround or transformation across a broad range of industries. Prior to Z Capital, Mr. Scrivens was a Director with Chilmark Partners, for which he was responsible for leading restructurings as well as providing interim financial management to portfolio companies. Mr. Scrivens also served as a senior manager with Arthur Andersen in its Restructuring Group. Mr. Scrivens graduated from the University of Illinois with a Bachelor of Science degree in Accountancy and is a Certified Public Accountant. Mr. Scrivens has been licensed by the gaming commission of Florida. Mr. Scrivens will begin serving on our Board of Directors upon the later of receiving applicable regulatory approval or the effectiveness of Mr. Fine’s resignation from the Board of Directors, as discussed below.

James Cacioppo

Mr. Cacioppo, 52, will serve as a member of our Board of Directors. Mr. Cacioppo has served as Managing Partner and Portfolio Manager of One East Capital Advisors, L.P., an investment advisor, since March 2006. Prior to joining One East Capital Advisors, he held senior management and research positions at Sandell Asset Management Corp., Castlerigg Master

Investments and Halcyon Management. Mr. Cacioppo also served as an investment banker at Smith Barney, Banker’s Trust and Wasserstein Perella, and as a Senior Auditor at Dun and Bradstreet. He was a member of the Board of Directors of Texas Petrochemicals, Inc. from 2008 to 2012. Mr. Cacioppo is a graduate of Colgate University and Harvard Business School. Mr. Cacioppo will begin serving on our Board of Directors upon receiving applicable regulatory approval.

Messrs. Zenni, Scrivens and Cacioppo will each be eligible to receive director compensation, at the discretion of our Board of Directors, that is currently expected to consist of (i) an annual retainer of $88,000, (ii) restricted stock or stock options with a value of $100,000 (grant dates and terms subject to the discretion of our Board of Directors and the terms of any existing equity compensation plan) and (iii) meeting fees in the amount of $1,500 per meeting if the director attends in-person and $500 if the director attends telephonically, provided that such director attends at least eight meetings per year of our Board of Directors, either in-person or telephonically.

Departure of Directors

Our Board of Directors made the appointments noted above in relation to the Settlement Agreement described in the Current Report on Form 8-K which we filed on July 28, 2014. To make the appointments and maintain the desired number of directors (seven), we accepted the resignation of Mr. Thomas M. Benninger from the Board of Directors, effective August 25, 2014, and the resignation of Mr. Randall A. Fine from the Board of Directors, effective September 18, 2014.

On August 26, 2014, we issued a press release announcing events discussed in this Item 5.02. We have attached a copy of the press release, which is incorporated herein by reference, as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

Any statements made in this Current Report on Form 8-K that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Such statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “seek” and other similar expressions. We base such forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. Such statements are not guarantees of performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on such forward-looking statements or projections. Although we believe that these forward-looking statements and projections are based on reasonable assumptions at the time we make them, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements and projections.

Item 9.01(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	August 26, 2014	By:	/s/ Donna Lehmann
		Name:	Donna Lehmann
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement for Consulting Services, dated as of August 25, 2014, between Affinity Gaming and David D. Ross
10.2	Executive Employment Agreement dated effective August 25, 2014, by and between Affinity Gaming and Michael Silberling
99.1	Press Release Dated August 26, 2014